FOR IMMEDIATE RELEASE
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Contact: Affymetrix, Inc.
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         Edward M. Hurwitz                        Anne Bowdidge
         Vice President and                       Associate Director
         Chief Financial Officer                  of Investor Relations
         (408) 731-5000                           (408) 731-5925

                   AFFYMETRIX COMPLETES ACQUISITION OF GENETIC
                                  MICROSYSTEMS

SANTA CLARA, CA -FEBRUARY 10, 2000- Affymetrix, Inc., (NASDAQ: AFFX) announced today the completion of its acquisition of Genetic MicroSystems, Inc. (GMS), a privately-held DNA instrumentation company located in Woburn, Mass. In the acquisition, which was announced on September 13, 1999, Affymetrix will issue shares of its common stock in exchange for all of the outstanding capital stock of GMS. The transaction is intended to qualify as a tax-free reorganization and to be accounted for as a pooling of interests. GMS will operate as a wholly owned subsidiary of Affymetrix and will maintain its facilities and operations in Woburn, Mass.

Affymetrix will offer the GMS product line as a complement to its GeneChip(R) platform for researchers who want the flexibility to make low-volumes of microarrays using both known and unknown genes. Affymetrix will continue to market its GeneChip platform to researchers desiring quantitative, reproducible genetic data for both expression and genotyping applications.

"Now that the acquisition is complete, we can accelerate our efforts to integrate GMS' capabilities to enhance our existing product offerings, including software, instrumentation and applications support," said Susan E. Siegel, President of Affymetrix. "This acquisition further expands our ability to provide the research community with a comprehensive solution for all their gene expression analysis needs and other DNA array applications."

Affymetrix is a leader in developing and commercializing systems to acquire, analyze and manage complex genetic information in order to improve the quality of life. The Company's GeneChip system consists of disposable DNA probe arrays containing gene sequences on a chip, reagents for use with the probe arrays, a scanner, and other instruments to process the probe arrays and software to analyze and manage genetic information. The Company's spotted array system enables individual researchers to create and analyze custom microarrays on an easy-to-use, cost efficient platform. Additional information on Affymetrix and GeneChip technology can be found at www.affymetrix.com.



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All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix' "expectations," "beliefs," "hopes," "intentions," "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to, uncertainties relating to technological approaches, product development, manufacturing, market acceptance, uncertainties related to cost and pricing of Affymetrix products, dependence on collaborative partners, uncertainties relating to sole source suppliers, uncertainties relating to FDA and other regulatory approvals,
competition,   risks  relating  to  intellectual  property  of  others  and  the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix' Annual Report on Form 10-K for the year ended December 31, 1998, Form l0-Q for the quarter ended September 30, 1999, Form S-3 filed July 12, 1999, as amended, Form S-3 filed December 10, 1999 and Form S-4 filed October 14, 1999 as amended. Affymetrix expressly disclaims any obligation
or   undertaking   to  release   publicly   any  updates  or  revisions  to  any
forward-looking statements contained herein to reflect any change in Affymetrix' expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. Affymetrix, GeneChip and the Affymetrix logo are registered trademarks used by Affymetrix, Inc.